Exhibit 10.1

NOTES EXCHANGE AGREEMENT – SERIES A

This Share Exchange Agreement (this “Agreement”) is entered into as of December 31, 2024, by and among ____________________ (“Shareholder”) on the one hand and Mitesco, Inc., a Nevada corporation (the “Company”) on the other.

Whereas, in order to simplify the capitalization structure of the Company, the Board of Directors (the “Board”) deem it advisable and in the best interest of the Company for certain Existing Notes held by the Shareholder be exchanged for Series A Preferred Stock, par value $0.01 per share (“Existing Notes” or “Exchange Shares”);

Whereas, the Shareholder currently owns _____ notes of the Company (the “Existing Notes”);

Whereas, the Board has determined that the current fair market value of the obligation underlying the notes is $________, including accrued interest through December 31, 2024 (“Existing Notes Obligation”);

Whereas, the Board has determined that the current stated value of the Preferred Stock is $25.00 per share (“Exchange Price”);

Whereas the Shareholder is entitled to receive ___________ Exchange Shares (the “Exchange”), in consideration of cancellation of the Notes;

Whereas, both parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to enter into this Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Exchange. The parties hereby agree to an exchange of the Existing Shares for the issuance of _________ Exchange Shares. The Preferred Stock may either be (i) converted into Common Stock at the Conversion Price (defined in the Certificate of Designation), or (ii) redeemed for cash or Common Stock, each pursuant to the terms of the “Certificate of Designation, Preferences and Rights of the Series “A” Amortizing Convertible Preferred Stock” (the “Certificate of Designation”), a copy of which is provided to the Shareholder as Exhibit A.

3. Representations and Warranties of the Company. In order to induce Shareholder to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. Assuming due execution and delivery of this Agreement by the Shareholder and the Company, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies.

(b) No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder.

(c) There is no fact known to Company or which should be known to Company which Company has not disclosed to Shareholder on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Shareholder expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

4. Representations and Covenants of the Shareholder.

The Shareholder represents and warrants to the Company that:

(a) The Shareholder has the authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Shareholder and shall constitute the legal, valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies.

(b) The Shareholder has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Company, directly or indirectly, arising out of, based upon, or in any manner connected with the Existing Shares, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Parties hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or admission by either party of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(c) The Shareholder, by reason of its business and financial experience, has the capacity to protect his, her, or its own interests in connection with the transactions contemplated by this Agreement and has had the opportunity to consult counsel or other advisors with respect thereto. [Shareholder acknowledges that the Conversion Price (defined in the Certificate of Designation) is at a significant premium to the current market price of the Common Stock. Shareholder further acknowledges that the Company does not guarantee that the Conversion Price will be equal or greater than the then fair market value of the Common Stock and agrees that the terms of this Agreement are the result of negotiations between the parties]. The Shareholder has had the opportunity to review the risks involved in the sale of Preferred Stock as set forth in Exhibit B of this Agreement, the Company’s filings with the United States Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, among others, on EDGAR database (available publicly on www.sec.gov), has had the opportunity to ask questions to the Company, and to independently investigate and evaluate the value of the Preferred Stock and the financial condition and affairs of the Company. Based upon Shareholder’s independent analysis, Shareholder has reached his own business decision to enter into this Agreement.

(d) The Shareholder represents that he, she or it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that he, she or it is able to bear the economic risk of an investment in the Company. The Shareholder has adequate means of providing for such Shareholder’s current financial needs and foreseeable contingencies and has no need for liquidity of his, her, or its investment in the Preferred Stock for an indefinite period of time.

(e) The Shareholder acknowledges that the offer of Preferred Stock pursuant to this Agreement has not been reviewed or approved by the SEC and is sold pursuant to an exemption from registration available under section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Shareholder represents that the Preferred Stock is being acquired for his, her or its own account, for investment and not for distribution or resale to others. The Shareholder agrees that he, she or it will not sell or otherwise transfer the Preferred Stock unless it is registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Shareholder receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

(f) The Shareholder understands that the shares of Preferred Stock have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Company realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

(g) The Shareholder acknowledges and consents to the placement of one or more legends on any certificate or other document evidencing his, her or its shares of Preferred Stock issuable, stating that they have not been registered under the Securities Act, substantially in the form as set forth below and setting forth or referring to the restrictions on the transferability and sale thereof:

THESE SECURITIES REPRESENTED HEREBY OR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(h) The Shareholder agrees to indemnify and hold harmless the Company and its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Shareholder, or the Shareholder’s breach of, or failure to comply with, any covenant or agreement made by the Shareholder herein or in any other document furnished by the Shareholder to the Company or its respective officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

(i) The Company agrees to indemnify and hold harmless the Shareholder and its heirs, executors, assigns, officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Company, or the Company’s breach of, or failure to comply with, any covenant or agreement made by the Company herein.

5. Registration Rights. The Shareholder shall be afforded the following registration rights with respect to the shares of Common Stock in the event of a conversion event under the Certificate of Designation:

(a) Within ninety (90) days of the execution of this agreement, the Company will use its commercially reasonable efforts to file a Registration Statement on Form S-3 (or Form S-1 if Form S-3 is unavailable to be used) with the SEC (the “Resale Registration”) to register the resale by the Shareholders of all shares of Common Stock issuable in connection with a Mandatory Conversion or Mandatory Redemption as those terms are defined in the Certificate of Designation (collectively the “Registrable Securities”). The Company shall use its commercially reasonable efforts to cause the Resale Registration to be declared effective as promptly as practicable upon filing of the Resale Registration.

(b) The Company will use its commercially reasonable efforts to keep the Resale Registration continuously effective (including by filing a post-effective amendment to the Resale Registration or a new Registration Statement if the Resale Registration expires) for a period of three (3) years after the date of effectiveness of the Resale Registration or for such shorter period as such securities no longer constitute Registrable Securities hereunder; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; and provided further that the Company will not be in breach of this Section 5 if the Company engages in a Fundamental Transaction (as defined in the Certificate of Designation) approved by the Board of Directors of the Company and (if applicable) the stockholders of the Company, the result of which is that the Company’s reporting obligations under the Exchange Act are terminated.

(c) Notwithstanding any other provision of this Section 5, if the SEC sets forth a limitation on the number of shares of Common Stock permitted to be registered on the Resale Registration as a secondary offering, the Company shall register the maximum number of Registrable Securities that it is permitted to register, and will, following effectiveness of the Resale Registration, file a new registration statement registering the resale of any remaining unregistered portion of the Registrable Securities as soon as is practicable in light of the requirements of applicable laws, rules, regulations and guidance of the SEC.

6. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by the Company to the Shareholder in connection with the Exchange. The parties intend that this Agreement will qualify for tacking of the holding period of the restricted Preferred Stock pursuant to Rule 144(d) under the Securities Act of 1933, and each party agrees not to take a position to the contrary.

7. Exchange. The Existing Shares will be cancelled by Company and the Company will in turn issue the Exchange Shares to the Shareholder pursuant to this Agreement. If there is a conflict between the terms of any prior agreement and the terms of this Agreement, this Agreement and the Certificate of Designation shall control. No forbearance or waiver may be implied by this Agreement. The interpretation and construction of this Agreement, and all matters relating hereto, will be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware without giving effect to any conflict of law provisions thereof.

8. No Reliance. Shareholder acknowledges and agrees that neither Company nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to the Shareholder or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Shareholder is not relying on any representation, warranty, covenant or promise of Company or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

SHAREHOLDER:

By:
Name:
Title:

COMPANY:

MITESCO, INC.

By:
Name:	Mack Leath
Title:	Chief Executive Officer